UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 13, 2011 (May 10, 2011)

AXIOM GOLD AND SILVER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Dr.
Oro Valley, AZ 85755
(Address of principal executive offices) (Zip Code)

(520) 318-5595
Company’s telephone number, including area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company disclosed in an Information Statement that was filed on a Definitive Schedule 14-C and mailed to shareholders on or about April 18, 2011that it intended to amend its Articles of Incorporation to change its name and its authorized share capital.  On May 10, 2011, the Company filed in Nevada a Certificate of Amendment to its Articles of Incorporation and in the process changed its name from “TC Power Management Corporation” to “Axiom Gold and Silver Corporation”.  The Company believes that the new name better reflects the business of the Company.  Additionally, the Certificate of Amendment increased the authorized share capital of the Company by increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000 and by authorizing the issuance of 10,000,000 preferred shares, the terms of which may be determined by the Board of Directors of the Company without the vote of shareholders.

Item 9.01    Financial Statement and Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation filed on May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axiom Gold and Silver Corporation

Dated:  May 13, 2011

By:  /s/ John Larson
Name: John Larson
Title:  Chief Executive Officer